Exhibit 99.1

                 Atrion Reports Third Quarter Results;
       Diluted EPS from Continuing Operations Increases by 23%

    ALLEN, Texas--(BUSINESS WIRE)--Oct. 30, 2003--Atrion Corporation (Nasdaq/NM:ATRI) today announced that for the third quarter of 2003 diluted earnings per share from continuing operations were up 23% compared to the results for the third quarter of 2002. Revenues in the third quarter increased by 10% from the same prior-year period.
    Commenting on the Company's results, Emile A. Battat, Chairman and CEO, said, "Compared to the same quarter last year, sales increased in all of our major medical markets: ophthalmology, cardiovascular, and fluid delivery. This strong performance coupled with a higher gross profit margin percentage resulted in significantly higher operating income for the quarter than in the comparable prior-year period. Despite a higher effective tax rate in the current-year quarter, diluted earnings per share from continuing operations reached a quarterly record for the Company. We are very pleased with these results, and expect to fully achieve our earnings objectives for calendar year 2003."
    Atrion's revenues for the quarter ended September 30, 2003 were $16,117,000 compared with $14,662,000 for the same period in 2002. On a diluted per share basis, both income from continuing operations and net income for the period increased to $.73 as compared to $.59 in the same quarter of last year.
    Revenues for the first nine months of 2003 increased 8% to $48,013,000 from $44,262,000 for the same period in 2002. Income from continuing operations for nine months of the current year was $1.98 per diluted share versus $1.61 per diluted share in the same period last year. Net income for the first nine months of 2003 was $2.07 per diluted share versus $.83 in 2002, which included gains from discontinued operations of $.09 per share in both periods and a $.87 per share charge for goodwill impairment in the 2002 period.
    Atrion Corporation designs, develops, manufactures, sells and distributes products and components primarily to medical markets worldwide.

    The statements in this press release that are forward looking are based upon current expectations and actual results may differ materially. Such statements include, but are not limited to, Atrion's expectations regarding earnings for the year 2003. Words such as "expects," "believes," "anticipates," "intends," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the effects of changing economic, business and technological conditions, market acceptance of the Company's products, the effects of governmental regulation, changes in research and development requirements, the impact of competition and other factors set forth in the Company's filings with the SEC.


                          ATRION CORPORATION
              UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share data)

                               Three Months Ended    Nine Months Ended
                                 September 30,         September 30,
                            ------------------------ -----------------
                                     2003     2002     2003     2002
                            --------------- -------- -------- --------
Revenues                           $16,117  $14,662  $48,013  $44,262
Cost of goods sold                  10,291    9,620   31,014   28,705
                            --------------- -------- -------- --------
Gross profit                         5,826    5,042   16,999   15,557
Operating expenses                   3,971    3,657   11,714   11,217
                            --------------- -------- -------- --------
Operating income                     1,855    1,385    5,285    4,340

Interest expense, net                  (30)     (88)    (106)    (287)
Other income, net                        5      (19)      --      (17)
                            --------------- -------- -------- --------
Income from continuing
 operations before
 provision for income
 taxes                               1,830    1,278    5,179    4,036
Income tax provision                   500      181    1,551    1,002
                            --------------- -------- -------- --------
Income from continuing
 operations                          1,330    1,097    3,628    3,034
Gain on disposal of
 discontinued operations                --       --      165      165
Cumulative effect of change
 in accounting principle,
 net of tax                             --       --       --   (1,641)
                            --------------- -------- -------- --------
      Net income                    $1,330   $1,097   $3,793   $1,558
                            =============== ======== ======== ========

Income per basic share:
   Income from continuing
    operations                        $.79     $.64    $2.11    $1.77
   Gain on disposal of
    discontinued operations             --       --      .10      .10
   Cumulative effect of
    change in accounting
    principal                           --       --       --     (.96)
                            --------------- -------- -------- --------
      Net income per basic
       share                          $.79     $.64    $2.21     $.91
                            =============== ======== ======== ========

Weighted average basic
 shares outstanding                  1,683    1,720    1,716    1,712
                            =============== ======== ======== ========

Income per diluted share:
   Income from continuing
    operations                        $.73     $.59    $1.98    $1.61
   Gain on disposal of
    discontinued operations             --       --      .09      .09
   Cumulative effect of
    change in accounting
    principal                           --       --       --     (.87)
                            --------------- -------- -------- --------
      Net income per diluted
       share                          $.73     $.59    $2.07     $.83
                            =============== ======== ======== ========

Weighted average diluted
 shares outstanding                  1,823    1,849    1,835    1,879
                            =============== ======== ======== ========


                          ATRION CORPORATION
                 UNAUDITED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                Sept. 30,    Dec. 31,
ASSETS                                            2003         2002
                                             ---------- --------------

Current assets:
   Cash and cash equivalents                       $431          $353
   Accounts receivable                            7,853         6,721
   Inventories                                   11,949        10,311
   Prepaid expenses                               1,518         2,273
   Deferred income taxes                          1,018         1,018
                                              ---------- -------------
       Total Current Assets                      22,769        20,676

Property, plant and equipment, net               24,869        24,450
Other assets                                     15,237        15,681
                                              ---------- -------------

                                                $62,875       $60,807
                                              ========== =============

LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities                            8,109         5,889
   Line of credit                                 7,502        10,337
   Other non-current liabilities                  3,606         2,890
   Stockholders' equity                          43,658        41,691
                                              ---------- -------------

                                                $62,875       $60,807
                                              ========== =============

    CONTACT: Atrion Corporation, Allen
             Jeffery Strickland, 972-390-9800